                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ______________________
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ______________________

                                 UNITOG COMPANY
             (Exact name of registrant as specified in its charter)

               Delaware                               44-0529828
   (State or other jurisdiction                       (I.R.S. Employer
   of incorporation or organization)                  Identification No.)

  101 West 11th Street, Suite 800
  Kansas City, Missouri                               64105
  (Address of Principal Executive Offices)            (Zip Code)

                             ______________________
                                 UNITOG COMPANY
                       OUTSIDE DIRECTOR FEE/STOCK PROGRAM
                            (Full title of the plan)
                             ______________________

                          ROBERT M. BARNES, Secretary
                                 Unitog Company
                              101 West 11th Street
                          Kansas City, Missouri  64105
                    (Name and address of agent for service)

                                 (816) 474-7000
        (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

 Title of securities         Amount to be       Proposed maximum           Proposed maximum          Amount of
 to be registered            registered         offering price per share   aggregate offering price  registration fee(1)
 ----------------            ----------         ------------------------   ------------------------  ----------------
 Common Stock, par value     50,000(2)          $21.50                     $1,075,000.00              $371.00
 $.01 per share              shares

                 ____________________

               (1) Computed solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c) and (h), based on the average of the high and low prices reported for the Common Stock on the Nasdaq National Market System for June 14, 1995.

               (2) Plus such additional shares as may be issued pursuant to antidilution provisions.

                                    Part II.


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                 The following documents are incorporated by reference in this registration statement:

                 (a) Registrant's Annual Report on Form 10-K for the fiscal year ended January 29, 1995;

                 (b) Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1995; and

                 (c) The description of registrant's Common Stock contained in the Registration Statement on Form 8-A dated May 14, 1989, as amended under cover of Form 8, dated May 17, 1989, under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

                 All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

                 Not applicable; the class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.

Item 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

                 Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                 Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or business entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Furthermore, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or business entity, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery shall determine that such person is fairly and reasonably entitled to indemnity for such expenses.

                 Registrant's Certificate of Incorporation and Bylaws provide that registrant shall indemnify its directors to the full extent permitted by law, and that it may, at the discretion of the Board of Directors, indemnify officers, employees or agents of the registrant to the full extent permitted by law. The Bylaws further provide that the registrant may purchase and maintain liability insurance on behalf of directors, officers, employees or agents of registrant, whether or not registrant would have the power to indemnify them against such liability under the provisions of law. Registrant maintains an officers and directors liability insurance policy insuring registrant's officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring registrant under certain circumstances, in the event that indemnification payments are made by registrant to such officers and directors.

                 The Certificate of Incorporation provides that no director shall be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except to the extent such exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law. Notwithstanding the foregoing, a director shall be liable to the extent provided by existing Delaware general corporation law (a) for breaches of the director's duty of loyalty to the registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the Delaware General Corporation Law (involving certain unlawful dividends or stock repurchases) or (d) for any transactions from which the director derived an improper personal benefit.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

                 Not applicable.

Item 8.  EXHIBITS

         The Exhibits to this Registration Statement are listed in the Exhibit Index on Page E-1 of this Registration Statement, which Index is incorporated herein by reference.

Item 9.  UNDERTAKINGS

                 The undersigned registrant hereby undertakes:

                          (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any material information on the plan of distribution.

                          (2)     For determining liability under the
         Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                          (3) To remove from registration any of the securities being registered that remain unsold at the end of the offering.

                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on the 16th day of June, 1995.

                                                            UNITOG COMPANY

                                        By: /s/  Randolph K. Rolf
                                           ------------------------------------
                                            Randolph K. Rolf, Chairman and Chief
                                            Executive Officer and Director


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Randolph K. Rolf, Robert F. Hagans and
J. Craig Peterson, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                  Signature                    Title                                             Date
                  ---------                    -----                                             ----
  /s/  Randolph K. Rolf                        Chairman and Chief Executive Office          June 16, 1995
 -------------------------------------         and Director
 Randolph K. Rolf

                  Signature                    Title                                             Date
                  ---------                    -----                                             ----
                                               Senior Vice President, Finance and           June 16, 1995
  /s/  J. Craig Peterson                       Administration, Chief Financial
 -------------------------------------         Officer (Principal Financial Officer)
 J. Craig Peterson

  /s/  Ronald J. Harden                        Controller                                   June 16, 1995
 -------------------------------------
 Ronald J. Harden


  /s/  G. Kenneth Baum                         Director                                     June 16, 1995
 -------------------------------------
 G. Kenneth Baum


  /s/  John W. Caffry                          Director                                     June 16, 1995
 -------------------------------------
 John W. Caffry

  /s/  D. Patrick Curran                       Director                                     June 16, 1995
 -------------------------------------
 D. Patrick Curran


  /s/  Robert F. Hagans                        Director                                     June 16, 1995
 -------------------------------------
 Robert F. Hagans

  /s/  David B. Sharrock                       Director                                     June 16, 1995
 -------------------------------------
 David B. Sharrock


  /s/  William D. Thomas                       Director                                     June 16, 1995
 ------------------------------------
 William D. Thomas

                                 EXHIBIT INDEX

 Exhibit                                                                             Sequentially
 Number           Description of Documents                                           Numbered Page
 ------           ------------------------
 4.1              Specimen common stock certificate (filed as Exhibit 4(a) to              -
                  registrant's registration statement on Form S-3 (registration number 33-59628), and incorporated herein by reference).

 4.2              Second Restated Certificate of Incorporation (filed as Exhibit           -
                  3(i) to the registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1995, and incorporated herein by reference).

 4.3              Third Amended and Restated Bylaws, as amended (filed as Exhibit          -
                  3(b) to the registrant's Annual Report on Form 10-K for the fiscal year ended January 28, 1990, and incorporated herein by reference).

 5                Opinion of Counsel.                                                      9

 23.1             Consent of KPMG Peat Marwick LLP.                                       10

 23.2             Consent of counsel (included in Exhibit 5).                              -


                                      E-1